UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 26, 2006
MICHAELS STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09338 (Commission File Number)	75-1943604 (IRS Employer Identification No.)
8000 Bent Branch Drive
Irving, Texas 75063
P.O. Box 619566
DFW, Texas 75261-9566
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 409-1300

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Change in Control Severance Agreements
     On April 26, 2006, the Board of Directors (the “Board”) of Michaels Stores, Inc. (the “Company”) authorized the Company to enter into a change in control severance agreement (the “Change in Control Agreements”) with each of the Company’s executive officers (other than those executive officers who are also members of the Company’s Board). The following is a list of each such executive officer:

Name	Position
Jeffrey N. Boyer	President and Chief Financial Officer
Gregory A. Sandfort	President and Chief Operating Officer
Thomas M. Bazzone	Executive Vice President — Specialty Businesses
Thomas C. DeCaro	Executive Vice President — Supply Chain
Harvey S. Kanter	Executive Vice President — Chief Merchant
Edward F. Sadler	Executive Vice President — Store Operations
     Under the Change in Control Agreements, if a change in control (as defined in the Change in Control Agreements) occurs, the executive would become immediately entitled to the following benefits: (i) accelerated vesting of all equity-based compensation awards; (ii) continued employment with the Company in an equivalent position for two years following the change in control, unless earlier terminated; (iii) base compensation, cash bonus awards, long-term incentive opportunities and retirement, welfare and fringe benefits for two years following a change in control (unless earlier terminated) at least equal to the compensation and benefits received by the executive immediately prior to the change in control; and (iv) comprehensive officer liability insurance coverage and continued indemnification rights.
     Executives who are party to a Change in Control Agreement will also be entitled to additional benefits if the executive’s employment is terminated under certain circumstances. An executive is entitled to those severance benefits if the executive’s employment with the Company is terminated in anticipation of a change in control or if, during the two-year period after a change in control, the executive is terminated without cause or resigns for good reason (which includes significant changes in an executive’s duties, responsibilities or reporting relationships, failure to provide equivalent compensation and benefits and being required to relocate 50 or more miles). If terminated or separated from the Company under those circumstances, the executive would be entitled to the following additional benefits under the Change in Control Agreement: (i) a lump-sum cash severance payment equal to two times (three times for the Company’s co-Presidents) the sum of (a) the executive’s base salary in effect on the date of termination and (b) the greater of the average annual incentive award for the previous three fiscal years and the target annual bonus for the year of termination; (ii) a prorated target annual bonus; (iii) the continuation of welfare and fringe benefits for two years (three years for the Company’s co-Presidents) after termination of employment; (iv) the accelerated vesting of all equity-based compensation awards and the termination of any restrictions and forfeiture provisions related to such awards; (v) two additional years (three additional years for the Company’s co-Presidents) of retirement plan age and service credit for purposes of computing the executive’s accrued benefits under the Company’s retirement plans; and (vi) reimbursement for the cost of executive level outplacement services (subject to a $50,000 ceiling).
     In order to obtain severance benefits under a Change in Control Agreement, an executive must first execute a separation agreement with the Company that includes a waiver and release of any and all claims against the Company and a commitment that, for one year following termination, the executive will not solicit or hire any employee of the Company or its subsidiaries and will not interfere with any relationship between the Company and its employees, customers or suppliers. In addition to the foregoing, in accordance with each Change in Control Agreement, the Company will make certain tax “gross-up” payments to address taxes, interest and penalties that may be imposed under applicable tax laws in connection with golden parachute payments and non-qualified deferred compensation and will reimburse the executive for certain legal fees and related expenses.
Change in Control Bonus Plan
     On April 26, 2006, the Company also adopted a change in control bonus plan (the “Change in Control Bonus Plan”) in which each of the Company’s executive officers (other than those executive officers who are also members of the Company’s Board) is entitled to participate. Under the Change in Control Bonus Plan, if a change in control (as defined in the Company’s 2005 Incentive Compensation Plan) occurs prior to December 31, 2007, each of the executive officers will receive a $125,000 bonus on the one-year anniversary of the change in control, provided that the executive officer is employed by the Company on that date. However, if the executive’s employment is terminated without cause after the change in control but prior to the one-year anniversary, the executive will continue to be eligible to receive the change in control bonus.
Fiscal 2006 Bonus Plan Enhancement
     On March 14, 2006, the Compensation Committee of the Board approved the Fiscal Year 2006 Bonus Plans for the executive officers of the Company (other than those executive officers who are also members of the Company’s Board). Under the terms of a bonus plan enhancement approved by the Company’s Board of Directors on April 26, 2006, the Company has guaranteed a 2006 cash bonus for each of the executive officers at a minimum level of one payment tier below the executive’s target annual bonus under the Fiscal Year 2006 Plan for that executive. Each executive will also be eligible to receive an additional bonus payment of up to 75% of the executive’s target annual bonus, based on the executive’s individual performance in fiscal year 2006.
Special Advisory Committee
     In connection with the Company’s recently announced initiative to explore strategic alternatives, the Company’s Board has appointed a special advisory committee of independent directors, the members of which are Richard E. Hanlon, Richard C. Marcus, Liz Minyard and Cece Smith (Chairman). For service on the committee, pursuant to a Board determination on April 26, 2006, the Chairman is entitled to a one-time fee of $40,000, each of the other committee members is entitled to a one-time fee of $25,000, and all members will receive meeting fees of $3,000 per meeting, plus reimbursement of reasonable expenses.
Special Committee
     On March 15, 2006, the Company’s Board appointed a special committee of independent directors to, among other things, investigate and make decisions on behalf of the Company with respect to any potential liability of Charles J. Wyly, Jr., Chairman of the Board, and Sam Wyly, Vice Chairman of the Board, under Section 16(b) of the Securities Exchange Act of 1934. The members of the special committee are Richard C. Marcus (Chairman), Liz Minyard and Cece Smith. On April 26, 2006, the Board determined that, for service on the special committee, the Chairman will receive a one-time fee of $15,000, and all members will receive meeting fees of $1,500 per meeting, plus reimbursement of reasonable expenses.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.
By:	/s/ Jeffrey N. Boyer
Jeffrey N. Boyer
President and Chief Financial Officer

Date: May 2, 2006

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